Exhibit 99.1


                          PRESS RELEASE


              FIRST KEYSTONE CORPORATION ANNOUNCES
                INCREASED FOURTH QUARTER DIVIDEND

Berwick, Pennsylvania - November 28, 2011 - First Keystone
Corporation (OTC BB: FKYS), parent company of First Keystone
Community Bank, declared a $.25 per share quarterly cash dividend to shareholders of record as of December 13, 2011, payable
December 30, 2011. This represents a 4.17% increase over the $.24 per share dividend paid in the third quarter of 2011.

With this fourth quarter dividend, total cash dividends per share will amount to $.97 as of December 31, 2011, up from $.93 for the four quarters ending December 31, 2010, an increase of 4.30%.

First Keystone Community Bank, an independently owned community bank since 1864, presently operates 16 full service offices in Columbia (5), Luzerne (6), Montour (1) and Monroe (4) Counties providing banking and trust services.

Inquiries regarding the purchase of the company's stock may be made through the following brokers: RBC Dain Rauscher, 800.223.4207; Janney Montgomery Scott, Inc., 800.526.6397;
Boenning & Scattergood, Inc., 800.883.8383; and Stifel Nicolaus &
Co. Inc., 800.223.6807.

Note: This press release may contain forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on First Keystone Community Bank or its parent company, First Keystone Corporation, please contact
Matthew P. Prosseda, Chief Executive Officer, at 570.752.3671.



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